Exhibit 10.23

Contract No.:

Tenement Lease Agreement

Lessor (hereinafter referred to as “Party A”): Guangzhou South China Advanced Materials Innovation Park Co., Ltd.

Lessee (hereinafter referred to as “Party B”): Guangzhou Weiteng Construction Co., Ltd.

As a private high-tech business incubator operated and managed by Party A, South China Advanced Materials Innovation Park, with the service objects of scientific and technological enterprises in the new material industry and relevant industries, provides the resident enterprises with office, R&D, pilot plant test, production and business sites, shared facilities as well as marketing, technology R&D, investment and financing, business incubation, application of science and technology projects and other entrepreneur services to reduce the entrepreneurial risks and initial costs and cultivate successful science and technology enterprises. Party A and Party B reach the following contract terms on the matter that Party B leases Party A’s property on the basis of equality, voluntariness and consensus.

Article 1: Leased property

Party A agrees to rent out the property of G6 building in South China Advanced Materials Innovation Park, No.3 Kefeng Road, Science City, Guangzhou High-Tech Industrial Development Zone (the specific position is shown in Appendix 1: Property Use Plan) to Party B.

Party B confirms to have made due diligence for the ownership and supporting facilities of above property and made field investigation and measurement of the property status and actual use area before signing the Contract; if Party A is not obliged to take any action to meet such requirements, Party B will complete relevant matters independently (including but not limited to completing relevant works and handling relevant procedures) to meet such requirements.Party B hereby agrees to lease above property according to its current status.

Both parties confirm that the leasable area of the property is 15531m2, including the inner construction area and shared common construction area and shall be used as the basis for any cost measured by area (including but not limited to rent, property management fee and shared utilities) within the leasehold relation between both parties; any other measurement, surveying and mapping and registration results for above property do not affect confirmation of the leasable area by both parties. Even if there is discrepancy between the results and the leasable area, Party A may not return and Party B may not pay additional costs (including but not limited to rent, property management fee and shared utilities).

Article 2: Lease term

The lease term is 14 years and 101 days (from April 1, 2015 to July 14, 2029).

Article 3: Property use

The property is only used for production, R&D and office of Party B. Party B’s business operation scope is in the lease term. Party B guarantees not to change the use and business operation scope of the property without prior written consent of Party A and audit and approval of relevant departments according to the provisions.

Article 4: Property delivery

Both parties shall check the leased property on the delivery date of the property and sign the Leased Property Receiving List. The delivery date of the property is the initial day of utilities in the lease term.

Article 5: Costs and payment method (as shown in Appendix 2 Schedule of Costs)

1. Prepaid costs: contract deposit and utilities deposit

(1)                     The contract deposit of RMB [REDACTED]1 is paid by Party B to Party A within 5 days after signing of the Contract.

(2)                     The utilities deposit of RMB [REDACTED]2 is paid by Party B to Party A within 5 days after signing of the Contract.

(3)                     Party A shall refund the contract deposit and utilities deposit one time to Party B in full free of interest within [REDACTED]3 days after Party B settles all costs (including liquidated damages and overdue fine), changes/moves out of the registered address (if registered in the park), delivers the leased property and its facilities to Party A in intact situation and passes the audit of Party A upon expiry of the lease term or after discharge or termination of the Contract.

2. Charge costs: rent, property management fee and utilities by area by month

(1)                     The rent is RMB [REDACTED]4/m2/month, totaling RMB [REDACTED]5/month. From

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the second year after execution of the Contract, the rent is progressively increased by [REDACTED]6% each year.

(2)                     The property management fee is RMB [REDACTED]7/m2/month, totaling RMB[REDACTED]8/month. From the second year after execution of the Contract, the property management fee is progressively increased by [REDACTED]9% each year.

(3)                     The shared utilities are [REDACTED]10/m2/month, totaling RMB[REDACTED]11/month. From the second year after execution of the Contract, the shared utilities are progressively increased by [REDACTED]12% each year.

(Both parties confirm to charge the shared utilities by month according to “constant unit price*leasable area” in line with the principle of “overcharge not returned and shortage not supplemented.)

Note: Progressive increase by [REDACTED]13% means: monthly accounts payable = monthly accounts payable in previous year × (1+[REDACTED]14%).

(4)                     Payment (rent, property management fee and shared utilities) provisions:

a)                         Payment principle: make payment before use. The payment (billing) cycle is each natural month and the payment deadline is before the [REDACTED]15th day each month, that is the costs of the month (from the first day to last day of the month) are paid off before the [REDACTED]16th day each month.

b)                         First payment: Party B pays the contract deposit, utilities deposit and rent-free period costs (if any) one time in full to Party A within [REDACTED]17 working days after signing of the Contract.

c)                          If otherwise agreed on the costs in the “rent-free period” and “rent-free vacation period”, such agreement shall prevail.

3. Charge the utilities according to actual amount incurred in the month

The utilities used by Party B in the lease term are paid to Party A according to the actual consumption of Party B and the charging standards of the water supply and power supply

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departments before the [REDACTED]18th day each month.

The unit price (standard) reference of the utilities is as follows: (unit: RMB)

(1)                     Water charge: RMB[REDACTED]19/t (including the sewage charge RMB[REDACTED]20t for domestic sewage); if discharging industrial sewage in the production or operation, Party B must pay the industrial sewage charge of RMB[REDACTED]21/t (m3) separately to Party A; if the industrial sewage discharged by Party B exceeds Party A’s sewage treatment requirements (capacity), Party B shall be responsible for handling to meet national, provincial and Luogang discharge standards.

(2)                     Electricity charge: including kilowatt-hour charges and initial meter charges, with the charging standards as follows:

A: Kilowatt-hour charges = electricity price × electricity consumption;

(1)                     Charged as RMB[REDACTED]22/KWH for G1 and G2 buildings; charged by peak, flat and valley periods for G3-G12 buildings (RMB[REDACTED]23/KWH for peak period, RMB[REDACTED]24/KWH for flat period and RMB[REDACTED]25/KWH for valley period, unless otherwise stipulated herein) and increased with the initial meter charges of RMB[REDACTED]26/KVA/month installed capacity on such basis;

(2)                     Charged by RMB[REDACTED]27/KWH for the well-decorated laboratory on the six floor in G5 building and increased with the shared fees of the exhaust fan on such basis (charged according to the facts);

(3)                     Charged by RMB[REDACTED]28/KWH for the blank laboratories on the third floor and fourth floor in G5 building and the first floor in G7 building;

B: Initial meter charges = declared amount of electricity utilization capacity × RMB [REDACTED]29/KVA/month; the initial meter charges are collected by month from the lease commencement date of the Contract (from the next day after termination of the rent-free period agreed in the Contract).x The “declared amount” refers to the electricity utilization capacity declared by Party B to Party A according to Party A’s electricity consumption standard (160KVA/1000m2); if

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the electricity capacity used actually by Party B after settlement exceeds the standard capacity stipulated by Party A, Party B shall undertake all costs for capacity increase for beyond the above standard capacity.

In view of above agreement, the electric capacity declared by Party B to Party A is confirmed as:

KVA.

Special note: the unit price of above utilities shall be adjusted accordingly according to the adjustment amplitude of relevant departments in case of unit price adjustment by the water supply and power supply departments.

4. Cost payment method

(1)                     Party B shall remit above costs to the following account designated by Party A:

Bank name: [REDACTED]30;

Account name: [REDACTED]31
Account No.: [REDACTED]32

(2)                     Upon receipt of the costs paid by Party B, Party A shall issue corresponding invoices or receipts within [REDACTED]33 working days. Party B shall propose any objection to the total amount of the monthly costs payable to Party A in payment and Party A shall check with Party B within [REDACTED]34 working days.

Article 6: Rights and obligations of Party A

1                             Charge various costs from Party B according to the Contract.

2                             Transform the park environment.

3                             Supervise Party B to use the leased property (including but not limited to use of leased property according to the use and decoration according to the agreement) and punish Party B for its misconducts (including but not limited to fire prevention, safety and property management) impairing the property use.

4                             Guarantee the rentable property of the leased property, take charge of the management, repair, security, sanitation and hygiene of the public facilities and the environment greening services and guarantee normal water supply and drainage and power supply for Party B. However, Party A is exempted from liability for the matters affecting the property use caused by the water supply and power supply departments, or repair and maintenance deemed necessary by Party A,

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or emergencies or force majeure.

5                             Party A may enter the leased property for emergency rescue and disaster relief, safety maintenance, inspection of facilities and equipment, fire safety inspection, sanitation and hygiene, cost settlement, industrial and commercial inspection and other just causes.

Article 7: Rights and obligations of Party B

1.                    Require Party A to guarantee the rentable property of the leased property. However, in case of any matter affecting the rentable property and safety of the leased property, Party B shall timely notify Party A and shall not eliminate such matter without the consent of Party A.

2.                     Comply with national and government laws and regulations, operate according to law, timely handle the industrial and commercial and tax registration and pay the taxes according to the rules.

3.                    Pay the costs to Party A in full and on time, including but not limited to rent, property fee, shared utilities, utilities and various costs agreed in other agreements between both parties (if any).

4.                    Use the leased property according to the agreed purpose of the leased property and do not occupy the public areas without permission or affect the other persons to use the public areas.

5.                    Do not dismantle or decorate the leased property without permission. Party B shall handle the application procedures according to Party A’s provisions and obtain the written approval of Party A before decorating the property and perform corresponding approval (such as fire prevention, environmental protection and health) according to relevant national and provisional laws and regulations.

6.                    Make safety protection according to Party A’s requirements and make rectification according to Party A’s safety guidelines. Party B shall bear all safety accidents for the fault of Party B and Party B’s reasons and resulting losses to Party B, Party A or any third party.

7.                    Party B’s pollutants shall be discharged according to relevant national, provincial and municipal standards.

8.                    When using the leased property, Party B shall not place the equipment or cargo exceeding the corresponding load on the floors. The stipulated load bearing capacity for Party A’s building is 500 kq/m2.

9.                    Party B shall strengthen the education and supervision for its employees and guarantee that Party B’s employees are not engaged in unlawful and criminal activities in the leased property; otherwise, Party B shall bear the resulting losses.

10.             Party B shall not sublease the leased property without written consent of Party A.

11.             Party B fills in relevant statistical statements regularly on time according to the provisions of tax, statistics, technology, industry and commerce and other departments.

12.             Party B shall timely and accurately fill in relevant statements (such as “conditions of incubated (graduated) enterprises in high-tech business incubator”) according to relevant national, provisional, municipal and local requirements for incubated enterprises in the incubator and has the right to require Party B to keep technical and trade secrets.

Article 8: Property decoration, maintenance and safety management

1                             The free-rent period of Party B is 181 days from April 1, 2015 to August 31, 2015. The rent is free in this period and Party A only charges the property management fees and shared utilities (i.e. RMB [REDACTED]35/m2 • month) and utilities (charged according to actual consumption of Party B) from Party B.

2                             Party A charges the rent, property management fees, shared utilities, utilities and other relevant costs from Party B.

3                             Before decoration of the leased property, Party B shall submit the decoration plan and scheme to Party A for recording and make decoration under the supervision of Party A after audit and consent of Party A.

4                             Without prior written consent of Party A, Party B and its employees shall not set up advertising boards in and around the leasehold, or use or install the water and electricity exceeding the water meter and ammeter capacity of the leased property arbitrarily.

5                             All embedded ancillary facilities increased by Party B in the housing walls shall not be removed in principle when relocating upon expiry of the lease term or after discharge or termination of the lease contract. Party A does not make compensation for above ancillary facilities; otherwise, Party B shall recover the leased housing to the original status before lease and bear all costs before getting back the contract deposit.

Article 9: Modification, discharge and termination of contract

1                             Modification of contract: The rights and obligations in the Contract may be modified in case of illegal contract content due to changes in national laws and regulations or policies during performance of the Contract or by consensus between both parties. If negotiation fails, both parties agree to handle according to the article of dispute resolution in this agreement.

2                             Discharge of contract:

(1)                     The Contract meets the stipulated discharge circumstances or is discharged through negotiation by both parties.

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(2)                     The fundamental objectives of the Contract cannot be realized due to force majeure or situation changes (including but not limited to the changes in laws, regulations or government policies).

3                             Termination of Contract:

(1)                     The Contract expires or is terminated by consensus between both parties.

(2)                     Both parties form an unity of credits and debts due to mutual merger, acquisition and combination.

(3)                     The corporate capacity of either party is canceled due to dissolving and liquidation, bankruptcy liquidation and revocation.

(4)                     Either party shall notify the other party in writing 60 days in advance to terminate this agreement in advance and the other party shall give a reply within 5 working days upon receipt of notice. Both parties sign a termination confirmation letter on termination of this agreement after consensus on the unfinished matters. Before signing of the confirmation letter, this agreement is still valid.

Article 10: Property return

1                             Party B shall settle all costs with Party A, vacate the leased property and handle relevant procedures in Party A within 10 days upon expiry of the lease term or after discharge or termination of the Contract (“rent-free vacancy period”). If Party B vacates the property within the 10-day rent-free vacancy period, Party A only charges the property management fees and shared utilities (i.e. RMB [REDACTED]36/m2 • month) and utilities (charged according to actual consumption of Party B) from Party B and the rent is not charged in the 10 days.

2                             In property return, Party A will check, verify and confirm the current status of the property. In case of damage to relevant facilities and equipment in the leased property, Party B shall assume compensation liability.

Article 11: Liability for breach of contract

1                             If Party B fails to pay off the costs overdue in violation of paragraph 3 in Article 7, Party A will make the breach treatment for Party B according to the following provisions:

(1)                     Party B shall pay the overdue fine to Party A: overdue fine = costs not paid off overdue × overdue days × 1%;

(2)                     Party A has the right to make interpellation and water and power supply stop warning to Party B on the 10th day overdue and has the right to stop water and power supplies of

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Party B on the 5th day overdue;

(3)                     In case of over 20 days overdue, Party A has the right to cancel the Contract independently and require Party B to vacate the property within a time limit.

2                             If Party B vacates the property overdue (beyond the rent-free vacancy period) in violation of paragraph 1 in Article 10, Party A will make the breach treatment for Party B according to the following provisions:

(1)                     Party B shall pay the liquidated damages to Party A: liquidated damages = contract deposit × overdue days (calculated from next day after expiry of the rent-free vacancy period, i.e. the 11th day upon expiry of the lease term or after discharge of termination of the Contract) ×1%;

(2)                     Party A has the right to make interpellation and water and power supply stop warning to Party B on the 2nd day overdue and has the right to stop water and power supplies of Party B on the 3rd day overdue.

(3)                     Party B does no longer enjoy the 10-day free-rent privilege agreed in paragraph 1 in Article 10 and shall settle the rent in the vacancy period according to practical fees.

(4)                     If Party B fails to vacate the leased property and handle relevant procedures in Party A for 15 days overdue, Party A has the right to locally seal or independently transfer all articles in the leased plant of Party B and Party B shall bear all resulting losses (including but not limited to missing, stolen and damage) and costs (including but not limited to dismantling costs, freight, storage charges and custodian fees).

3                             If violating the agreement in item (4) of paragraph 3 in Article 9 herein and unilaterally terminate the Contract in advance, either party of the Contract shall pay the liquidated damages to the observant party and the liquidated damages are calculated as remaining lease term (number of months) of the Contract × amount payable by month × 50%. Less than a month is calculated as a month.

Article 12: Renewal of contract

1                             Party B may propose renewal to Party A in writing 60 days prior to expiry of the contract term and Party A gives official reply to Party B 10 days prior to expiry of the contract term. If Party A agrees, Party B enjoys the lease priority under equal conditions.

2                             Party A has the right to take the new lessee or future user to explore the leased unit 60 days prior to the expiry of the lease term.

3                             Both parties shall sign a property lease contract separately on the renewal matters and the rent is implemented according to the price re-agreed by both parties from the lease commencement date.

Article 13: Dispute resolution

Any dispute arising from implementation of the Contract shall be resolved by both parties through friendly negotiation; in case of negotiation fails, either party may take a legal action to the people’s court in Party A’s premises.

Article 14

The Contract takes effect after being signed and sealed by both parties. This agreement is made out in quadruplicate (duplicate), with each party holding two copies (one copy) respectively.

Article 15

As an inseparable part of the Contract, the appendixes to the Contract have equal legal effect with the Contract.

Article 16

The unaccomplished matters of the Contract are stipulated by both parties through separate agreement. Any modification, change and supplement to the Contract shall be determined in writing and become an inseparable part of the Contract and have equal legal effect with the Contract after being signed and confirmed valid by the legal representatives or authorized representatives of both parties.

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Party A: Guangzhou South China Advanced Materials Innovation Park Co., Ltd.

Legal representative (or authorized signatory)

Contact information:

Date of signing:

Party A: Guangzhou Weiteng Construction Co., Ltd.

Legal representative (or authorized signatory)

Contact information:

Date of signing: